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                                                                    EXHIBIT 3.19


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                                  FILED 11:45 AM
                                                                      12/30/1994
                                                             944261309 - 2464388


                        AMENDED AND RESTATED CERTIFICATE
                             OF LIMITED PARTNERSHIP

                                       OF

                         LIN TELEVISION OF TEXAS, L.P.

     The undersigned officer of LIN Television of Texas, Inc., as the sole general partner of LIN Television of Texas, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Partnership"), does hereby certify the following:

ONE:       That the original Certificate of Limited Partnership of the
Partnership was filed with the Secretary of State of the State of Delaware on December 22, 1994.

TWO:       That this Amended and Restated Certificate of Limited Partnership has been duly executed and acknowledged by LIN Television of Texas, Inc., as the sole general partner of the Partnership, in accordance with Section 17.210 of the Revised Uniform Limited Partnership Act of the State of Delaware.

THREE:     That the Certificate of Limited Partnership of the Partnership is
hereby amended and restated in its entirety to read as follows:

                              AMENDED AMD RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         LIN TELEVISION OF TEXAS, L.P.

     1.    The name of the limited partnership is LIN Television of Texas, L.P.

     2. The address of the registered office of the limited partnership is The Prentice-Hall Corporation System, Inc., Suite L-100, 32 Loockerman Square, Dover, Kent County, Delaware 19904, and the name of the limited partnership's registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. The name and address of the sole general partner of the limited partnership is

                      LIN Television of Texas, Inc.
                      5295 Carillon Point
                      Kirkland, Washington 98033
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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited
Partnership of LIN Television of Texas, L.P. has been duly executed by the sole general partner thereof as of December 28, 1994.

                                              LIN TELEVISION OF TEXAS, INC.


                                              By: /s/ [ILLEGIBLE]
                                                 ----------------------------
                                              Name:   [ILLEGIBLE]
                                                   --------------------------
                                              Title:  VP
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